Exhibit 21

Subsidiaries of the Registrant

The table below indicates each of the Registrant's subsidiaries, each subsidiary's jurisdiction of incorporation, and the percentage of its voting securities owned by the Registrant or its subsidiaries.

Subsidiaries	State or country of incorporation or organization	Percentage of voting securities	Owned by

Modine Export Sales Corp.	Barbados	100%	Registrant
Modine Jackson, Inc.	Delaware	100%	Registrant
Modine, Inc.	Delaware	100%	Registrant
Thermacore Korea, Ltd.	Korea	100%	Modine ECD, Inc.
Thermacore Taiwan, Inc.	Taiwan	100%	Modine ECD, Inc.
Modine ECD, Inc.	Pennsylvania	100%	Registrant
Modine UK Dollar, Limited	UK	100%	Registrant
Airedale Int’l Air Conditioning Limited	UK	100%	Modine UK Dollar, Limited
Airedale Group Limited	UK	100%	Airedale Int’l Air Cond. Ltd.
Airedale Hong Kong Limited	Hong Kong	95%	Airedale Int’l Air Cond. Ltd.
Airedale Sheet Metal Limited	UK	100%	Airedale Int’l Air Cond. Ltd.
Airedale Compact Systems Limited	UK	100%	Airedale Int’l Air Cond. Ltd.
Airedale Air Conditioning SA PTY Limited	South Africa	100%	Airedale Int’l Air Cond. Ltd.
Airedale Air Conditioning (Zhongshan) Co. Ltd.	China	100%	Airedale Hong Kong Limited
Modine Pliezhausen GmbH	Germany	100%	Modine Holding GmbH
Modine Europe GmbH	Germany	100%	Modine Holding GmbH
Modine Grundstucksverwaltungs GmbH	Germany	100%	Modine Holding GmbH
Modine Kirchentellinsfurt GmbH	Germany	100%	Modine Holding GmbH
Modine Wackersdorf GmbH	Germany	100%	Modine Holding GmbH
Modine Neuenkirchen GmbH	Germany	100%	Modine Holding GmbH
Modine Tubingen GmbH	Germany	100%	Modine Holding GmbH
Modine Hungaria Kft.	Hungary	100%	Modine Holding GmbH
Modine Pontevico S.r.l.	Italy	100%	Modine Holding GmbH
Modine Uden B.V.	The Netherlands	100%	Modine Holding GmbH
Modine Thermal Systems Australia Pvt. Ltd.	Australia	100%	Registrant
Modine Thermal Systems (Changzhou) Co. Ltd.	China	100%	Registrant
Modine Thermal Systems Private Limited	India	99%	Registrant (2)
Modine Japan K.K.	Japan	100%	Registrant
Modine Austria GmbH	Austria	100%	Modine Holding GmbH (Austria)
Modine do Brasil Sistemas Termicos Ltda.	Brazil	99.9%	Modine, Inc.
Modine Manufacturing Company Foundation, Inc.	Wisconsin	100%	Registrant
Modine Holding GmbH	Austria	99.3%	Registrant (2)
Modine Holding GmbH	Germany	100%	Modine, Inc.
Modine Transferencia de Calor, S.A. de C.V.	Mexico	99.6%	Modine, Inc. (1)
Modine Climate Systems GmbH	Germany	100%	Registrant
Modine Korea, LLC	Korea	100%	Registrant
Modine Thermal Systems (Shanghai) Co., Ltd.	China	100%	Registrant

(1) Balance of voting securities held by the Registrant
(2) Balance of voting securities held by Modine, Inc.